DAVID SEROR - Bar No. 67488
ROBYN B. SOKOL - Bar No. 159506
SUSAN K. SEFLIN - Bar No. 213865
EZRA BRUTZKUS GUBNER LLP
21650 Oxnard Street, Suite 500
Woodland Hills, CA 91367
Telephone: (818) 827-9000
Facsimile: (818) 827-9099
Email: dseror@ebg-law.com
rsokol@ebg-law.com
sseflin@ebg-law.com

Attorneys for Chapter 11 Debtor and Debtor in Possession

FILED & ENTERED

SEP 14 2015

CLERK U.S. BANKRUPTCY COURT
Central District of California
BY nbolte DEPUTY CLERK

UNITED STATES BANKRUPTCY COURT

CENTRAL DISTRICT OF CALIFORNIA

SANTA ANA DIVISION

In re: ISC8 INC., Debtor.	Case No. 8:14-bk-15750-SC Chapter 11 **FINDINGS OF FACT, CONCLUSIONS OF LAW AND ORDER CONFIRMING DEBTOR'S FIRST AMENDED PLAN OF LIQUIDATION DATED AUGUST 3, 2015** **<u>Hearing</u>:** Date: September 3, 2015 Time: 11:00 a.m. Place: Courtroom 5C 411 West Fourth Street Santa Ana, CA 92701

The *First Amended Plan of Liquidation Dated August 3, 2015* (as may be further amended or modified in accordance with its terms, the "Plan"), having been filed with this Court by ISC8 Inc. (the "Debtor") in the above-captioned chapter 11 Case[1] on August 3, 2015 [Doc. #366]; and the Court having entered, pursuant to sections 105(a), 502, 1123(a), 1124, 1125, 1126 and 1128 of title 11 of the United States Code (the "Bankruptcy Code") and Rules 2002(a)(2), 3003, 3016, 3017, 3018, 3020 and 9006(c) of the Federal Rules of Bankruptcy Procedure (the "Bankruptcy Rules"), and Rules 3017-1, 3018-1 and 3020-1 of the Local Bankruptcy Rules for the Central District of California (the "Local Rules"), an *Order: (I) Approving Adequacy Of Debtor's First Amended Disclosure Statement (As May Be Amended Or Modified); (II) Approving Solicitation Procedures, Manner Of Notice And Vote Tabulation Procedures; (III) Establishing Voting Record Date And Deadline For Receipt Of Ballots; And (IV) Fixing Date, Time And Place For Confirmation Hearing And Deadline To File Objections To Confirmation* [Doc. #362] (the "Disclosure Statement Order") entered by this Court on July 29, 2015; and upon the (i) testimony, declarations and exhibits submitted in connection with the hearing held on September 3, 2015 at 11:00 a.m. (the "Confirmation Hearing") to consider confirmation of the Plan, (ii) the arguments and representations of counsel presented at the Confirmation Hearing, (iii) the objection to the Plan filed by Bradley J. Donner [Doc. #372] (the "Donner Objection") having been overruled on the merits by the Court for the reasons set forth on this Court's record of the Confirmation Hearing and in this Court's tentative ruling, (iv) the pleadings filed in support of confirmation of the Plan, including the Debtor's *Memorandum in Support of Confirmation of First Amended Plan of Liquidation Dated August 3, 2015* [Doc. #377] (the "Confirmation Brief), (v) the *Declaration of Susan K. Seflin Regarding Service of: (1) Debtor's First Amended Disclosure Statement Describing Debtor's First Amended Plan of Liquidation Dated August 3, 2015; (2) Debtor's First Amended Plan of Liquidation Dated August 3, 2015; (3) Notice of Hearing on Plan Confirmation; and (4) Ballots* [Doc. #380] (the "Seflin Declaration"); and (vi) the *Declaration of Susan K. Seflin in Support of Debtor's First Amended Plan of Liquidation Dated August 3, 2015 and Regarding Ballot Tally* [Doc. #378[(the

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[1] All capitalized terms used and not otherwise defined herein shall have the meaning ascribed to them in the Plan.

"Ballot Tally") regarding the tabulation of the ballots and the voting results with respect to the Plan; and upon all of the proceedings before the Court and upon the arguments of counsel and all of the evidence offered and admitted in support of the Plan; and the Court having determined based upon all of the foregoing that the Plan should be confirmed, as reflected by the Court's rulings made herein and on the record at the Confirmation Hearing; and upon the Court having found that due and proper notice has been given with respect to the Confirmation Hearing, the deadlines and procedures for filing objections to the Plan and votes to accept or reject the Plan, and such notice being sufficient under the circumstances and no further or other notice being required; and after due deliberation and sufficient cause appearing therefor, the Court hereby:

FINDINGS OF FACT AND CONCLUSIONS OF LAW[2]

THE COURT HEREBY FINDS, DETERMINES, ADJUDGES AND DECREES THAT:

Commencement of Chapter 11 Case

A. Commencement Date. The Debtor commenced its bankruptcy Case by filing a voluntary petition for relief under chapter 11 of the Bankruptcy Code on September 23, 2014. The Debtor operated its business until the sale of substantially all of its assets and continues to manage its financial affairs as a debtor in possession pursuant to sections 1107(a) and 1108 of the Bankruptcy Code.

B. Committee. By its Notice of Appointment of the Official Committee of Creditors Holding Unsecured Claims, dated October 9, 2014, the OUST appointed the Committee.

Jurisdiction and Venue

C. Jurisdiction, Venue, Core Proceeding (28 U.S.C. §§ 157(b)(2) and 1334(a)). The Court has jurisdiction over the Debtor's Case pursuant to 28 U.S.C. § 1334. Confirmation of the Plan is a core proceeding pursuant to 28 U.S.C. § 157(b), and this Court has jurisdiction to enter a final order with respect thereto. The Debtor is an eligible debtor under section 109 of the

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[2] The findings and conclusions set forth herein and/or in the record of the Confirmation Hearing constitute the Court's findings of fact and conclusions of law pursuant to Rule 52 of the Federal Rules of Civil Procedure, as made applicable herein by Rule 7052 and 9014 of the Bankruptcy Rules. To the extent any of the following findings of fact constitute conclusions of law, they are adopted as such. To the extent any of the following conclusions of law constitute findings of fact, they are adopted as such.

Bankruptcy Code. Sections 105(a) and 1123(b) of the Bankruptcy Code permit issuance of the injunctions and approval of the Debtor Release and Exculpation set forth in Article III.D.12 of the Plan, if, as has been established here, such provisions (a) are consensual, (b) are essential to the formulation and implementation of the Plan, as provided in Section 1123 of the Bankruptcy Code, (c) confer material benefits on the Debtor's Estate, (d) are fair and reasonable, (e) were negotiated in good faith, and (f) are in the best interests of the Debtor, the Estate, and holders of Claims and Interests. Based upon the record of the chapter 11 Case and the evidence proffered or adduced at the Confirmation Hearing, the Bankruptcy Court finds that the Release and Exculpation set forth in Article III.D.12 of the Plan are consistent with the Bankruptcy Code and applicable law and are integral components of the Plan.

D. This Court takes judicial notice of the docket of the Case maintained by the Clerk of this Court and/or its duly-appointed agent, including, without limitation, all pleadings and other documents filed, all orders entered and all evidence and arguments made, proffered or adduced at, the hearings held before this Court during the pendency of Case. Venue is proper before this Court pursuant to 28 U.S.C. §§ 1408 and 1409.

Disclosure Statement Order

E. Disclosure Statement Order. On July 29, 2015, this Court entered the Disclosure Statement Order which, among other things: (a) approved the Disclosure Statement as containing adequate information within the meaning of section 1125 of the Bankruptcy Code and Bankruptcy Rule 3017; (b) fixed July 23, 2015 as the Record Date; (c) fixed August 20, 2015 at 5:00 p.m. Pacific time as the deadline by which creditors could submit ballots; (d) fixed August 20, 2015 at 5:00 p.m. Pacific time as the deadline to file objections to the Plan; (e) approved the solicitation procedures, solicitation package and voting procedures for voting on the Plan; and (f) approved the method of notice of the Confirmation Hearing set forth therein.

Solicitation and Notice

F. Notice and Transmittal of Solicitation Materials. The Plan, the Disclosure Statement, the ballots (the "Ballots") for voting on the Plan, and the notice of the Confirmation Hearing were transmitted and served in compliance with the Bankruptcy Rules, including Bankruptcy Rules 3017

and 3018, the Local Rules and with the procedures set forth in the Disclosure Statement Order. The form of the Ballots was appropriate for Class 3 (which was the only class entitled to vote on the Plan). The period during which the Debtor solicited acceptances or rejections to the Plan was a reasonable period of time for holders of Claims in Class 3 to make an informed decision to accept or reject the Plan. Other than Class 3, the Debtor was not required to solicit acceptances or rejections of the Plan with respect to the remaining Classes for the reasons set forth in the Disclosure Statement, Ballot Tally and Confirmation Brief. The solicitation of votes for and against the Plan, inclusive of the transmittal and service of the Plan, the Disclosure Statement, the Ballots and the notice of the Confirmation Hearing (all of the foregoing, the "Solicitation") complied with the solicitation procedures (the "Solicitation Procedures") set forth in the Disclosure Statement Order, was conducted in good faith, and was in compliance with the provisions of the Bankruptcy Code, the Bankruptcy Rules, the Local Rules and any other applicable rules, laws and regulations.

G. Voting. As evidenced by the Ballot Tally and the Seflin Declaration, votes to accept or reject the Plan have been solicited and tabulated fairly, in good faith and in a manner consistent with the Bankruptcy Code, the Bankruptcy Rules and the Local Rules.

Compliance with the Requirements of Section 1129 of the Bankruptcy Code

H. Burden of Proof. The Debtor, as the proponent of the Plan, has met its burden of proving the elements of sections 1129(a) of the Bankruptcy Code by a preponderance of the evidence. The Plan complies with the applicable provisions of the Bankruptcy Code thereby satisfying section 1129(a)(1) of the Bankruptcy Code.

I. Bankruptcy Rule 3016(a). The Plan is dated and identifies the Debtor as the Plan proponent, thereby satisfying Bankruptcy Rule 3016(a).

J. The Plan Satisfies All of the Requirements of Bankruptcy Code Section 1129(a) as Follows:

1. Section 1129(a)(1) of the Bankruptcy Code. The Plan satisfies each and every requirement of Bankruptcy Code sections 1122 and 1123.

2. Section 1129(a)(2) of the Bankruptcy Code. The Plan satisfies each and every requirement of Bankruptcy Code sections 1121, 1125 and 1127.

3. Section 1129(a)(3) of the Bankruptcy Code. The Debtor has proposed the Plan (including all documents necessary to effectuate the Plan) in good faith and not by means forbidden by law, thereby satisfying section 1129(a)(3) of the Bankruptcy Code. In determining that the Plan has been proposed in good faith, the Court has examined the totality of the circumstances surrounding the filing of the Case and the formulation of the Plan. The Debtor's good faith is evident from the facts and record of this Case, the Disclosure Statement and the record of the Confirmation Hearing and other proceedings held in this Case. The Plan was proposed with the legitimate purpose of maximizing the value of the Debtor's estate for the benefit of its creditors. The Plan was the product of negotiations conducted at arms' length among representatives of the Debtor, the Committee and other interested parties. Further, the Plan's classification, settlement provisions, exculpations and releases [set forth in Section III.D.12 of the Plan] have been negotiated in good faith and at arms' length, are consistent with sections 105, 1122, 1123(b)(3)(A), 1123(b)(6), 1129 and 1142 of the Bankruptcy Code

4. Section 1129(a)(4) of the Bankruptcy Code. The Plan provides for the Court's review and approval of all fees and expenses of the Estate's professionals, for services or for costs and expenses in connection with the Case, prior to payment by the Debtor and/or Liquidating Trustee unless the Court previously authorized the payment of fees and expenses in connection with the employment of a professional. Therefore, the Plan complies with Bankruptcy Code section 1129(a)(4).

5. Section 1129(a)(5) of the Bankruptcy Code. The Plan and the Disclosure Statement disclose the identity and affiliations of each known individual proposed to serve as the Liquidating Trustee. The Plan complies with Section 1129(a)(5)(ii) because the appointment of the Liquidating Trustee is consistent with the best interests of creditors and with public policy. Section 1129(a)(5)(B) of the Bankruptcy Code is inapplicable. Therefore, the Plan satisfies the requirements of Section 1129(a)(5) of the Bankruptcy Code.

6. Section 1129(a)(6) of the Bankruptcy Code. Section 1129(a)(6) of the Bankruptcy Code is satisfied because the Plan does not provide for any rate changes over

which a governmental regulatory commission has jurisdiction.

7. Section 1129(a)(7) of the Bankruptcy Code. The Plan satisfies section 1129(a)(7) of the Bankruptcy Code. As set forth in the Disclosure Statement and in the Confirmation Brief, Classes 3, 5 and 6 are impaired. As also set forth in the Disclosure Statement and the Confirmation Brief, in a chapter 7 liquidation, the Debtor's liabilities would far exceed the value of the Debtor's assets. Therefore, in a liquidation, only administrative creditors would recover anything. Thus, even under a chapter 7 liquidation, the holders of impaired Claims or Interests would not be able to recover more than the amount that such holders will recover under the Plan on account of such impaired Claims and Interests. Based on the evidence presented in connection with Confirmation, the Court finds that the holders of Claims and Interests in all Classes will receive at least as much under the Plan as they would under a chapter 7 liquidation. Accordingly, the Plan satisfies the "best interests of creditors" test of section 1129(a)(7) of the Bankruptcy Code.

8. Section 1129(a)(8) of the Bankruptcy Code. The impaired Classes under the Plan consist of Classes 3 (General Unsecured Claims), 5 (Unsecured Purchaser Affiliate Claims) and 6 (All Stock and Equity Interests). As set forth in the Plan and in the Confirmation Brief, only Class 3 Claimants were entitled to vote. As set forth in the Ballot Tally, a total of five (5) Class 3 claim holders submitted valid Ballots, asserting general unsecured claims totaling $416,604.30. The Plan was accepted by all (100%) of these Class 3 claim holders who voted and submitted valid Ballots. As a result, Class 3 has accepted the Plan in accordance with section 1126(c) of the Bankruptcy Code. Classes 5 and 6 are impaired but not entitled to vote pursuant to Section 1126(g) of the Bankruptcy Code and are deemed to have rejected the Plan. Classes 1, 2 and 4 are unimpaired and are therefore deemed to have accepted the Plan. The Plan therefore satisfies section 1129(a)(8) of the Bankruptcy Code with the exception of Classes 5 and 6 which are deemed to have rejected the Plan.

9. Section 1129(a)(9) of the Bankruptcy Code. The treatment of Allowed Administrative Claims and Allowed Priority Tax Claims under the Plan satisfies the

requirements of section 1129(a)(9) of the Bankruptcy Code because the Professionals have consented to the treatment of their Administrative Claims as set forth in the Plan. As set forth in the Plan more fully in the Plan, Professionals have agreed to leave a $135,000 reserve for Holders of Allowed Unsecured Claims.

10. Section 1129(a)(10) of the Bankruptcy Code. Class 3 is impaired by the Plan and has voted to accept the Plan. Accordingly, the Plan satisfies section 1129(a)(10) of the Bankruptcy Code as at least one class of impaired claims has accepted the Plan.

11. Section 1129(a)(11) of the Bankruptcy Code. The evidence proffered in support of the Plan (a) is pervasive and credible, (b) has not been controverted by evidence, and (c) establishes that the Plan is feasible. Accordingly, the Plan satisfies the feasibility requirement of section 1129(a)(11) of the Bankruptcy Code.

12. Section 1129(a)(12) of the Bankruptcy Code. All fees arising pursuant to section 1930 of title 28 of the United States Code, that are due and payable through the Effective Date, shall be paid by or on behalf of the Debtor on or before the Effective Date, and amounts due thereafter shall be paid by the Liquidating Trustee until the entry of a final decree closing the Debtor's Case. Any deadline for filing Claims in the Case shall not apply to fees payable by the Debtor pursuant to 28 U.S.C. § 1930.

13. Section 1129(a)(13) of the Bankruptcy Code. Section 1129(a)(13) of the Bankruptcy Code is not applicable to the Debtor as the Debtor does not have any retiree benefits.

14. Section 1129(a)(14) of the Bankruptcy Code. The Debtor is not required by a judicial or administrative order, or by statute, to pay a domestic support obligation. Accordingly, section 1129(a)(14) of the Bankruptcy Code is inapplicable to the Debtor.

15. Section 1129(a)(15) of the Bankruptcy Code. The Debtor is not an individual. Accordingly, Section 1129(a)(15) of the Bankruptcy Code is inapplicable to the Debtor.

Plan Implementation

K. The terms of the Plan and all exhibits and schedules thereto, and all other documents filed in connection with the Plan and/or executed or to be executed in connection with the

transactions contemplated by the Plan, including, but not limited to, the Disclosure Statement and the documents and instruments relating to the formation of the Liquidating Trust, and all amendments and modifications thereof in accordance with their terms (the Plan and all of the documents noted above, collectively, the "Plan Documents") are incorporated herein by this reference, are proper in all respects, and constitute an integral part of this Confirmation Order.

L. The Plan and the Plan Documents have been negotiated in good faith and at arm's length and, on and after the Effective Date, shall bind any holder of a Claim or Interest and such holder's respective successors and assigns, whether or not the Claim or Interest, including any Interest of such holder, is impaired under the Plan, whether or not such holder has accepted the Plan and whether or not such holder is entitled to a distribution under the Plan. While the Plan provides for the cancellation of all Stock and termination of all Equity Interests in the Debtor, all holders of Interests are bound by the Plan and the Plan Documents. The Plan and Plan Documents constitute legal, valid and binding obligations of the respective parties thereto and will be enforceable in accordance with their terms.

M. Pursuant to section 1142(a) of the Bankruptcy Code, the Plan and Plan Documents will apply and be fully enforceable notwithstanding any otherwise applicable nonbankruptcy law. The Debtor, and all of its respective officers, directors, agents, financial advisors, attorneys, equity holders, partners, affiliates and representatives are entitled to (i) consummate the Plan and any agreements, transactions, transfers and documentation contemplated thereby and (ii) take any actions authorized and directed by this Confirmation Order.

Executory Contracts and Unexpired Leases

N. The Debtor has exercised its sound business judgment in determining that no executory contracts or unexpired leases will be assumed under the Plan, and the Debtor does not believe that it has any executory contracts or unexpired leases. To the extent that there are any executory contracts or unexpired leases which have not been previously assumed and assigned, or rejected, then such executory contract or unexpired lease shall be deemed rejected on the Effective Date. The provisions of the Plan governing the rejection of executory contracts and unexpired leases satisfy the requirements of all applicable provisions of section 365 of the Bankruptcy Code. The

Debtor has exercised reasonable business judgment in deciding to reject any and all remaining executory contracts and unexpired leases. Each rejection of an executory contract or an unexpired lease shall be legal, valid and binding upon the Liquidating Trust and all non-Debtor parties to such executory contract or unexpired leases, all to the same extent as if the rejection had been effectuated by order of the Court upon the Debtor's motion.

Liquidating Trust and Liquidating Trustee

O. The Liquidating Trust is an essential element of the Plan and entry into the trust document is in the best interests of the Debtor's Estate and Creditors. The establishment of the Liquidating Trust, the selection of Alfred M. Masse to serve as the Liquidating Trustee, and the form of the proposed trust document "ISC8 Inc. Liquidating Trust Agreement", a copy of which is attached as **Exhibit A** to the Plan as may be subsequently amended or modified in accordance with its terms (the "Liquidating Trust Agreement") is appropriate and in the best interests of the Estate and Creditors. Alfred M. Masse is hereby appointed as the Liquidating Trustee for all purposes under the Plan, this Confirmation Order and the Liquidating Trust Agreement. The Liquidating Trustee shall be considered to have been appointed at a point in time immediately as of the Effective Date and the Liquidating Trustee's execution of the Liquidating Trust Agreement. The Debtor is authorized, without further approval of the Bankruptcy Court or any other party, to execute and deliver all agreements, documents, instruments, and certificates relating to the Liquidating Trust Agreement and to perform its obligations thereunder, including the payment of all fees, indemnities and expenses provided therein. The issuance of interests in the Liquidating Trust is an essential element of the Plan and in the best interests of the Debtor, its Estate, and its creditors Pursuant to section 1145 of the Bankruptcy Code, issuance under the Plan of interests in the Liquidating Trust is exempt from the requirements of the Securities Act of 1933, as amended, and all rules and regulations promulgated thereunder, and applicable state securities laws. The Liquidating Trust Agreement shall, upon execution, be valid binding and enforceable in accordance with its terms.

Preservation and Transfer of Litigation

P. It is in the best interests of the Estate and Creditors that Causes of Action that are not expressly released under the Plan be transferred and retained by the Liquidating Trustee as specified

in the Plan. The Causes of Action have been properly reserved and retained and, upon entry of this Order, shall be deemed transferred to and vested in the Liquidating Trust.

Bar Dates

Q. There has been sufficient notice of the procedures and deadlines for asserting Administrative Claims and rejection bar dates set forth in Section III of the Plan, and no further or other notice is necessary.

Retention of Jurisdiction

R. The Court may properly retain jurisdiction over the matters set forth in Section III.E of the Plan and section 1142 of the Bankruptcy Code.

Agreement of Professionals

S. The Plan encompasses the agreement of Professionals to leave a $135,000 reserve for Holders of Allowed Unsecured Claims as set forth more fully in Section III.B.1 of the Plan. This agreement is an integral part of the Plan and is reasonable and appropriate under the circumstances.

The Plan Satisfies Confirmation Requirements

T. Based on the foregoing, the Plan satisfies the requirements for confirmation set forth in section 1129 of the Bankruptcy Code.

BASED ON ALL OF THE FOREGOING, THE COURT HEREBY ORDERS THAT:

1. Confirmation. The Plan, which has been filed with this Court as Doc. #366, and each of its provisions shall be, and hereby are, confirmed under section 1129 of the Bankruptcy Code. The terms of the Plan, and all of the exhibits attached to the Disclosure Statement and the Plan, are incorporated by reference into, and are an integral part of, the Plan and this Confirmation Order and are authorized and approved.

2. The Donner Objection. The Donner Objection is overruled in its entirety on the merits for the reasons stated on the record at the Confirmation Hearing.

3. Provisions of Plan and Order Non-severable and Mutually Dependent. The provisions of the Plan and this Order, including the findings of fact and conclusions of law set forth herein, are non-severable and mutually dependent.

4. Notice. As evidenced by the proofs of service previously filed with the Court, (i) proper, timely, adequate and sufficient notice of the Confirmation Hearing and the deadline for filing and serving objections to the Plan has been provided, (ii) such notice constitutes due and proper notice for purposes of sections 102(1) and 1128 of the Bankruptcy Code and Bankruptcy Rules 2002, 3016, 3017, 3018, 6006, 9006, and 9014; (iii) such notice was reasonable, sufficient and appropriate under the circumstances and is hereby approved, and (iv) no other or further notice of the Confirmation Hearing, the deadline for filing and serving objections to the Plan, or of the entry of this Order is required.

5. Binding Effect and Validity. The provisions of the Plan and this Order shall bind the Debtor, the Estate, the Liquidating Trustee, the Liquidating Trust, all Holders of Claims against and Equity Interests in the Debtor, including their successors and assigns, whether or not the Claims or Equity Interests of such Holders are Impaired under the Plan, whether or not such Holders have voted to accept or reject the Plan, and whether or not such Holders have filed Proofs of Claims or proofs of Equity Interests in the Debtor's Case, and all other Persons. Each Plan term and provision, as it may be interpreted in accordance with the Plan, is valid and enforceable under its terms to the maximum extent permitted by applicable law, whether or not such holder: (a) will receive or retain any property or interests in any property under the Plan; (b) has filed a proof of claim or interest in the Case; or (c) failed to vote to accept or reject the Plan or voted to reject the Plan.

6. Effectuation of the Plan. The Debtor and the Liquidating Trustee are authorized to execute and deliver any and all documents and instruments and take any and all actions necessary or desirable to implement the Plan and this Order and to effect any other transactions contemplated therein or thereby. To effectuate the Plan and such transactions, the officers or responsible representatives of the Debtor and the Liquidating Trustee are authorized, without further notice or application to or order of the Court, to execute, deliver, file, or record such agreements or documents, and to take such other actions as any such individual may determine to be necessary or desirable to effectuate the Plan and such transactions, regardless of whether such actions or documents are specifically referred to in the Plan or this Order. To the extent that, under applicable nonbankruptcy law, any of these actions otherwise would require the consent or approval of the

shareholders or board of directors of the Debtor, this Order shall for all purposes by deemed to constitute such consent and approval.

7. Vesting of Property in the Liquidating Trust. Except as otherwise provided in the Plan or this Order, or in any contract, instrument, release or other agreement entered into or delivered in connection with the Plan, upon execution of the Liquidating Trust Agreement as of the Effective Date all property of the Estate shall vest in the Liquidating Trust, free and clear of all Claims, Equity Interests, Liens, encumbrances, and other interests.

8. Treatment is in Full Satisfaction. Except as otherwise agreed in writing and approved by the Court, the treatment set forth in the Plan is in full and complete satisfaction of the legal, contractual, and equitable rights (including any Liens) that each entity holding a Claim or an Equity Interest may have in or against the Debtor, the Estate, the Liquidating Trust, the Liquidating Trustee, or their respective property. This treatment supersedes and replaces any agreements or rights those entities may have in or against the Debtor, the Estate, the Liquidating Trust, the Liquidating Trustee, or their respective property.

9. Cancellation of Existing Securities, Stock, Instruments and Interests. Effective as of 11:59 p.m. Eastern Standard Time on the date this Order is entered, and without shareholder approval or any other approval, all outstanding instruments, securities, stock and agreements representing Equity Interests and rights to acquire Equity Interests in the Debtor including, but not limited to, all warrants, options and other securities, shall be deemed cancelled, annulled, and extinguished, and shall be of no further force or effect, without any further action by any party. The holders of such canceled instruments, securities, stock or other documents shall have no rights arising from or relating to such instruments, securities, stock or other documents or the cancellation thereof. The Debtor's Equity Interests and rights to acquire Equity Interests in the Debtor shall not be traded in any public market, and any such trading, whether directly or indirectly, is prohibited by the Plan and this Order.

10. Exculpations and Releases. To the maximum extent permitted by law, neither the Debtor, the Liquidating Trustee, the Committee, the Committee members (including any Person previously serving as a member of the Committee), the Liquidating Trust Oversight Committee, the

Liquidating Trust Oversight Committee members (including any Person previously serving as a member of the Liquidating Trust Oversight Committee), nor any of their successors and assigns, advisors, attorneys, employees, officers, directors, shareholders, agents, members, representatives, or Professionals employed or retained by any of them whether or not by Bankruptcy Court order, each in their capacity as such, shall have or incur liability to any Person for an act taken or omitted to be taken in connection with, or related to formulating, negotiating, soliciting, preparing, confirming, implementing, or consummating the Plan or the transactions contemplated therein, or a contract, instrument, release or other agreement or document created or entered into in connection with the Plan, or any action or omissions taken or omitted to be taken with respect to this Case, including but not limited to the Debtor's postpetition financing, the Sale and the transactions approved by the Sale Order; provided, however, that each of the above Persons shall be entitled to rely upon the advice of counsel concerning his or her duties pursuant to, or in connection with, the Plan or any related document, instrument or agreement; provided further that the foregoing exculpation shall have no effect on liability of any Person that results from any act or omission that is determined in a Final Order to have constituted fraud, gross negligence, or willful misconduct.

11. Dissolution of the Debtor. On the Effective Date, the Debtor shall be deemed liquidated and dissolved as a legal entity pursuant to applicable federal and state law, without any action, including any filing, by any entity. The Liquidating Trustee shall be authorized to execute any documents that implement, or are in aid of, the liquidation and dissolution of the Debtor. Among other things, the Liquidating Trustee may, but shall not be required to, provide notice to any third parties or take other action to cause the delisting and/or discontinuation of any public trading of any Interests in the Debtor.

12. Rejection of Executory Contracts and Unexpired Leases. The rejection of executory contracts and unexpired leases as set forth in the Plan is approved.

13. Exemption from Certain Transfer Taxes. As provided in Section III.D.11 of the Plan, pursuant to Bankruptcy Code section 1146(a), any transfer from the Debtor to the Liquidating Trustee or to any other Person pursuant to the Plan in the United States shall not be subject to any stamp tax or similar tax. State or local governmental officials or agents shall forgo the collection of

any such tax or governmental assessment and to accept for filing and recordation any of the foregoing instruments or other documents without the payment of any such tax or governmental assessment.

14. Administrative Claims Bar Date. Requests for payment of Administrative Claims, other than Professional Fee Claims, must be filed and served on counsel for the Debtor, counsel for the Committee and the Liquidating Trustee by no later than the date which is thirty (30) days after the Effective Date. Holders of Administrative Claims that are required to file a request for payment of such Claims and do not file such requests by the applicable bar date, shall be forever barred from asserting such claims against the Debtor, its Estate or the Liquidating Trust.

15. Inconsistency. In the event of any inconsistency between the Plan and this Order, this Order shall govern. In the event of any inconsistency between the Plan and the Liquidating Trust Agreement, the Plan shall govern. In the event of any inconsistency between the Plan and the Disclosure Statement, the Plan shall govern. In the event of any inconsistency between the Plan and any prior version thereof, the Plan [Doc. #366] shall govern. The failure to specifically include or reference any particular provision of the Plan or any related agreement in this Order shall not diminish or impair the efficacy of such provision or such related agreement, it being understood that it is the intent of the Court that the Plan be confirmed and such related agreements be approved in their entirety.

16. Government Approvals Not Required. This Order shall constitute all approvals and consents required, if any, by the laws, rules, or regulations of any state or any other governmental authority with respect to the implementation or consummation of the Plan and Plan Documents, and any documents, instruments, or agreements, and any amendments or modifications thereto, and any other acts referred to in or contemplated by the Plan, the Disclosure Statement, the Plan Documents, and any documents, instruments, or agreements, and any amendments or modifications thereto.

17. Filing and Recording. This Order is and shall be binding upon and shall govern all acts of all persons or entities including, without limitation, all filing agents, filing officers, title agents, title companies, recorders of mortgages, recorders of deeds, registrars of deeds, administrative agencies, governmental departments, secretaries of state, federal, state and local

officials, and all other persons and entities who may be required, by operation of law, the duties of their office, or contract, to accept, file, register, or otherwise record or release any document or instrument. Each and every federal, state, and local governmental agency is hereby directed to accept any and all documents and instruments necessary, useful, or appropriate to effectuate, implement, and consummate the transactions contemplated by the Plan and this Order without payment of any recording tax, stamp tax, transfer tax, or similar tax imposed by state or local law.

18. Dissolution of the Committee. Except with respect to Professional Fee Applications and implementing or enforcing the Plan, the Committee shall be dissolved for all purposes immediately as of the occurrence of the Effective Date.

19. Effective Date. The provisions of Bankruptcy Rule 2030(e) are waived and the Effective Date of the Plan shall be the date this Order is entered.

20. Disbursing Agent. The Liquidating Trustee is the Disbursing Agent.

21. Professional Fee Applications. Applications filed pursuant to 11 U.S.C. §§ 330, 331, or 503(b)(4), for allowance of Administrative Claims relating to the compensation and reimbursement of expenses of Professionals employed pursuant to an order of the Bankruptcy Court under sections 327 or 1103 of the Bankruptcy Code for services performed and expenses incurred prior to the Effective Date must be filed on or before the date that is sixty (60) days after the Effective Date. The Liquidating Trustee is authorized to retain professionals and pay compensation for professional services rendered and reimbursement of expenses incurred after the Effective Date in the ordinary course and without the need for Court approval, as provided in the Plan.

22. Administrative Expenses. Administrative Expenses incurred by the Liquidating Trustee following the date of the entry of this Order shall not be subject to application and may be paid by the Liquidating Trustee in the ordinary course as provided for in the Plan.

23. Modifications of the Plan. The Debtor or the Liquidating Trustee, as the case may be, may seek to modify the Plan at any time after Confirmation of the Plan so long as (1) the Plan has not been substantially consummated, and (2) the Court authorizes the proposed modifications after notice and a hearing.

24. Effect of Confirmation Order on Other Orders. Unless expressly provided for herein, nothing in the Plan or this Order shall affect any orders entered in this Case.

25. Retention of Jurisdiction. Except as otherwise provided in the Plan, the Court shall retain jurisdiction over this Case and all matters arising out of, or related to, this case, including matters set forth in section III.E of the Plan and section 1142 of the Bankruptcy Code.

26. No Stay of Confirmation Order. The requirement under Bankruptcy Rule 3020(e), that an order confirming a plan is stayed until the expiration of 14 days after the entry of the order, is hereby waived. This Order shall take effect immediately and shall not be stayed pursuant to Bankruptcy Rules 3020(e), 6004(g), 6006(d) or 7062.

27. Post-Confirmation Status Conference. A post-confirmation status conference shall be held on March 31, 2016 at 11:00 a.m. The Liquidating Trustee shall file a status report fourteen (14) days in advance of the post-confirmation status conference.

IT IS SO ORDERED.

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Date: September 14, 2015

Scott C. Clarkson
United States Bankruptcy Judge